UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2013

FOREST OIL CORPORATION (Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)     On August 5, 2013, Forest Oil Corporation (“Forest”) announced the resignation of Michael N. Kennedy, Forest’s Executive Vice President and Chief Financial Officer, effective August 23, 2013.

(b)     Also on August 5, 2013, Forest announced that Victor A. Wind has been promoted to the position of Executive Vice President, Chief Financial Officer and Treasurer, effective August 24, 2013, and will serve in such capacity, subject to the provisions of Forest’s Bylaws, until the next annual election of officers of Forest, or until his successor shall have been duly elected and qualified, or his earlier death, resignation or removal. Mr. Wind will serve in this position as both the principal financial officer and principal accounting officer of Forest. Mr. Wind has been serving as Forest’s Senior Vice President, Chief Accounting Officer, Controller and Treasurer since January of this year. Mr. Wind joined Forest in January 2005 as Controller-Financial Accounting. In April 2005, he became Corporate Controller and served in that capacity until May 2009, when he was promoted to Vice President, Chief Accounting Officer, and Corporate Controller. In December 2009 he was promoted to Senior Vice President, Chief Accounting Officer, and Corporate Controller, and served in that capacity until January 2013. Mr. Wind was previously employed by Evergreen Resources, Inc. from July 2001 to December 2004. He served in various management positions during this period, including Director of Financial Reporting and Controller. From 1997 to 2001, he served in various capacities at BDO Seidman, LLP.

Mr. Wind was not appointed to his new position pursuant to any arrangement or understanding between him and any other person. Mr. Wind is not related to any other officer or any director of Forest.

Upon assuming his new position, Mr. Wind’s yearly base salary will increase to $400,000. He will continue to participate in Forest’s Annual Incentive Plan (“AIP”), a copy of which was included on Forest’s Form 8-K filed with the Securities and Exchange Commission on May 17, 2013, with his target bonus increased to 75% of base salary. In addition, the Compensation Committee of Forest’s Board of Directors has agreed to award Mr. Wind, effective upon his assumption of the new position, 100,000 phantom stock units under Forest’s 2007 Stock Incentive Plan. The phantom stock unit award will have a mandatory cash settlement, will vest in full on the third anniversary of the date of grant, provided that Mr. Wind remains an employee of the Company, and will be granted pursuant to an agreement substantially in the form of phantom stock unit agreement that was filed on Forest’s Form 8-K on May 24, 2013. In addition, Mr. Wind will receive, or continue to receive, certain benefits and perquisites, including participation in medical and dental insurance plans, group term life and accidental death and dismemberment insurance plans, short-term and long-term disability plans, the reimbursement of tax-preparation and estate or financial planning expenses, the reimbursement of the cost of an annual physical exam, and participation in the Company’s defined contribution 401(k) retirement plan.

Mr. Wind had previously entered into a severance agreement with Forest, which agreement will remain in effect. The severance agreement, a form of which was previously filed on Forest’s Form 8-K on December 21, 2012, provides for certain payments and benefits if the executive’s employment is subject to an Involuntarily Termination (as defined in the severance agreement) within two years following a Change of Control (as defined in the severance agreement) of Forest, including, subject to the executive’s execution and non-revocation of a release of claims against Forest and certain affiliated parties:

•	a lump sum payment in an amount equal to 2.5 times the sum of the executive’s annual base salary and, generally, the annual bonus most recently earned;

•
continued coverage under Forest’s medical and dental benefit plans for the executive and his spouse and his eligible dependents for a period of 24 months (this coverage will be terminated if the executive becomes eligible to receive coverage from a subsequent employer during such period); provided, that if the coverage cannot be provided following the maximum applicable COBRA period, or it would result in tax penalties pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, then Forest shall pay the executive each month an amount in cash equal to the cost of purchasing such coverage on the open market;

•all equity awards will vest in accordance with the terms of the applicable equity agreements;

•
if any payment, distribution, or benefit, whether pursuant to the severance agreement or otherwise, is subject to the federal excise tax on “excess parachute payments,” under the terms of the agreement the amount payable will be reduced to an amount necessary to avoid such excise tax if doing so would result in a greater net after-tax benefit to the executive. No tax gross-up will be provided.

The severance agreement also includes noncompetition and nonsolicitation provisions, pursuant to which the executive has agreed to avoid, until two years after his termination of employment following a Change of Control, (i) directly or indirectly competing with Forest in any area in which Forest currently conducts business, or during the two years preceding the executive’s termination, conducted business and (ii) knowingly soliciting for employment the Company’s employees.

The foregoing descriptions of the phantom stock unit award and the severance agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the applicable form of such agreements, copies of which are incorporated by reference as exhibits to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Form of 2013 Phantom Stock Unit Award Agreement — Cliff Vesting, incorporated herein by reference to Exhibit 10.3 to Form 8-K for Forest Oil Corporation filed May 24, 2012.

10.2	Form of SVP Best Net Severance Agreement, incorporated herein by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation filed December 21, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)

August 5, 2013	By:	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of 2013 Phantom Stock Unit Award Agreement — Cliff Vesting, incorporated herein by reference to Exhibit 10.3 to Form 8-K for Forest Oil Corporation filed May 24, 2012.

10.2	Form of SVP Best Net Severance Agreement, incorporated herein by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation filed December 21, 2012.

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